Exhibit 5.1

KAYE COOPER FIORE KAY & ROSENBERG, LLP
ATTORNEYS AT LAW
30A VREELAND ROAD, SUITE 230
FLORHAM PARK, NEW JERSEY 07932

TELEPHONE (973) 443-0600
FACSIMILE (973) 443-0609

May 25, 2010

SpectrumDNA, Inc.
1700 Park Avenue, Suite 2020
Park City, Utah 84068

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, being filed by SpectrumDNA, Inc., a Delaware corporation, (the “Company”), with the Securities and Exchange Commission, relating to the public offering of up to 44,519,586 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) to be offered by the holders thereof, consisting of 26,311,000 shares of Common Stock currently issued and outstanding and 18,208,586 shares of Common Stock currently issuable upon exercise of warrants.

We have examined originals or photocopies or certified copies of such records of the Company and of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, and relying upon statements of fact contained in the documents that we have examined, we are of the opinion that: (a) the 26,311,000 registered shares of Common Stock which are currently issued and outstanding are legally issued, fully paid and nonassessable; and (b) the 18,208,586 registered shares of Common Stock currently issuable upon the exercise of warrants, when issued in accordance with the terms of their related warrants, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us in Part I of the Registration Statement under the caption “Legal Matters”.

Very truly yours,

/s/ Kaye Cooper Fiore Kay & Rosenberg, LLP

Kaye Cooper Fiore Kay & Rosenberg, LLP